UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2021

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, Super Micro Computer, Inc. (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2021 (the “2021 10-K”). The 2021 10-K included disclosure about a special performance-based cash incentive award opportunity granted in March 2020 to Charles Liang, the Company’s President, Chief Executive Officer and Chairman (the “Performance Cash Award”). Consistent with the requirements under Item 5.02(f), this Current Report on Form 8-K is being filed by the Company to update certain portions of such disclosure, as described below.

As previously disclosed, on March 4, 2020, the Board approved and authorized the Performance Cash Award, which provided Mr. Liang with a cash incentive opportunity for up to $8,076,701 (the “CEO Maximum Value”), subject to certain Company stock price performance conditions. The 2021 10-K included disclosure updating the status of the Performance Cash Award. As discussed in the 2021 10-K, the applicable stock price performance conditions for the Performance Cash Award were achieved during fiscal year 2021. As a result, 50% of the CEO Maximum Value (the “Second Tranche”), which was not subject to any other performance conditions, was paid to Mr. Liang in fiscal year 2021. However, with respect to the remaining 50% of the CEO Maximum Value (the “First Tranche”), the Board had discretion to reduce the payout value of the First Tranche.
When the 2021 10-K was filed, the Board had not yet determined whether to exercise any discretion with respect to the First Tranche, and no portion of the First Tranche had been paid to Mr. Liang through such date. However, because the Company then expected that the Board would determine that the Company had made adequate progress in remediating the Company’s material weaknesses in its internal control over financial reporting, the Company chose to disclose the full First Tranche as having been earned by Mr. Liang for fiscal year 2021, and disclosed it as an earned amount in the Company’s Fiscal Year 2021 Summary Compensation Table included in the 2021 10-K, all in advance of formal Board determination.

On September 21, 2021, the Audit Committee of the Board determined and advised the Board as to its view that the Company had made adequate progress in remediating the material weaknesses in its internal control over financial reporting. On September 30, 2021, the Board considered and agreed with this assessment, but also considered the impact of accomplishments of Company employees other than Mr. Liang in achieving this adequate progress. The Board exercised its discretion under the terms of the Performance Cash Award to reduce the payout for the First Tranche from 50% of the CEO Maximum Value to 25% of the CEO Maximum Value, or $2,019,175.

As a result of this Board action, the amounts disclosable for Mr. Liang in the Company’s Fiscal Year 2021 Summary Compensation Table of the 2021 10-K for fiscal year 2021 under the columns “Non-Equity Incentive Plan Compensation” and “Total” changed from $8,076,701 and $20,117,846, respectively, to $6,057,526 and $18,098,671, respectively, which reduced the CEO pay ratio from 268 to 1 to 241 to 1. The Company expects to disclose these updated amounts in the Company’s Fiscal Year 2021 Summary Compensation Table that will be included in the Company’s definitive proxy statement for its annual meeting of stockholders following the 2021 fiscal year.

As a result of this subsequent determination and updated disclosure, the Company is also providing below an update of the Company’s fiscal year 2021 Chief Executive Officer pay ratio disclosure in its entirety that reflects the updated compensation amounts for Mr. Liang as described above. Only the final pay ratio and 2021 CEO Compensation (as defined below) have been updated. The Company expects to include this updated disclosure in the Company’s definitive proxy statement for its annual meeting of stockholders following the 2021 fiscal year.

Fiscal Year 2021 Chief Executive Officer Pay Ratio

For fiscal year 2021, the ratio of the annual total compensation of Mr. Liang, our Chief Executive Officer (“2021 CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Liang (“2021 Median Annual Compensation”), was 241 to 1. For purposes of this pay ratio disclosure, 2021 CEO Compensation was determined to be $18,108,737, which represents the total compensation reported for Mr. Liang under the “Fiscal Year 2021 Summary Compensation Table,” plus the Company’s contribution to certain non-discriminatory group health and welfare benefits provided to Mr. Liang. 2021 Median Annual Compensation for the identified median employee was determined to be $75,171, also including the Company’s contribution to the same non-discriminatory group health and welfare benefits provided to the median employee.

Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.

To identify the median employee, we examined our total employee population as of June 30, 2021 (the “Determination Date”). We included all 2,367 U.S. full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries. We also included all 1,665 full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries in The Netherlands and Taiwan. We excluded independent contractors and “leased” workers. We also excluded all our employees in European countries, which together represented approximately 1% of our total employees worldwide (4,155 individuals), which countries consisted of France (8 individuals), Germany (13 individuals), Italy (5 individuals), Spain (1 individual) and United Kingdom (15 individuals). We also excluded all our employees in China (46 individuals), Japan (30 individuals), and South Korea (5 individuals), which together represented an additional approximately 2% of our total employees worldwide. Our analysis identified 4,032 individuals who were not excluded.

To determine the median of the annual total compensation of all of such employees, other than Mr. Liang, we generally reviewed compensation for the period beginning on July 1, 2020 and ending on the Determination Date. We totaled, for each included employee other than Mr. Liang, base earnings (salary, hourly wages and overtime, as applicable) and cash bonuses paid during the measurement period, plus the Company’s contribution to group health and welfare benefits. We did not use any statistical sampling or cost-of-living adjustments for those purposes. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year (due to mid-measurement period start dates, disability status or similar factors, etc.). In determining the median employee, we generally annualized the total compensation for such individuals other than temporary or seasonal employees (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee compensation program.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: October 4, 2021	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board